UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2021

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Eighth Avenue, New York, New York 10011

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 373-5895

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2021, Janel Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Oaxaca Group LLC (the “Investor”) for the sale to the Investor of 1,200 shares of the Company’s Series C Cumulative Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a purchase price of $500.00 per share, or an aggregate of $600,000.  Oaxaca Group LLC beneficially owns 47.51% of the Company’s common stock.

The Company issued the shares of Series C Preferred Stock on the same date.  Such shares were sold to an accredited investor in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D promulgated thereunder.  The Company will use the proceeds from the sale for working capital and general corporate purposes.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2021, the Board of the Company, upon the recommendation of its Nominating and Corporate Governance Committee, appointed Karen Miller Ryan, also known professionally as Karen Padgett, to the Board of Directors of the Company, effective October 1, 2021.  Ms. Miller Ryan has been appointed to serve on the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Ms. Miller Ryan will be entitled to compensation under the Company’s previously disclosed compensation policy for non-employee directors. There are no arrangements or understandings between Ms. Miller Ryan and any other person pursuant to which Ms. Miller Ryan was appointed as a director. In addition, there are no transactions in which Ms. Miller Ryan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2021, the Company submitted for filing to the Nevada Secretary of State an Amendment to Certificate of Designation After Issuance of Class or Series increasing the number of authorized shares of the Company’s Series C Preferred Stock from 20,000 shares to 30,000 shares.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Certificate of Designation After Issuance of Class or Series pursuant to NRS 78.1955 for Series C Cumulative Preferred Stock.

10.2	Subscription Agreement for sale of Series C Preferred Stock.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: October 5, 2021	By:	/s/	Dominique Schulte
		Name:	Dominique Schulte
		Title:	Chief Executive Officer